UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 2, 2021, Stagwell Inc. (the “Company) announced that it had consummated the previously announced combination of MDC Partners Inc. (“MDC”) and certain subsidiaries of Stagwell Media LP pursuant to that certain Transaction Agreement, dated as of December 21, 2020, as amended on June 4, 2021 and July 8, 2021, by and among Stagwell, MDC, New MDC LLC and Midas Merger Sub I LLC.

Item 8.01      Other Events.

The unaudited condensed consolidated balance sheets of Stagwell Marketing Group LLC as of June 30, 2021, the unaudited condensed consolidated statements of operations and comprehensive income (loss) and changes in equity of Stagwell Marketing Group LLC for the three and six months ended June 30, 2021 and 2020, the unaudited condensed consolidated statements of cash flows of Stagwell Marketing Group LLC for the six months ended June 30, 2021 and 2020 and the notes related thereto are filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

99.1	The unaudited condensed consolidated balance sheets of Stagwell Marketing Group LLC as of June 30, 2021, the unaudited condensed consolidated statements of operations and comprehensive income (loss) and changes in equity of Stagwell Marketing Group LLC for the three and six months ended June 30, 2021 and 2020, the unaudited condensed consolidated statements of cash flows of Stagwell Marketing Group LLC for the six months ended June 30, 2021 and 2020 and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRLDocument)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021

STAGWELL INC.

By:	/s/ Frank Lanuto
Frank Lanuto
Chief Financial Officer